UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2018, CSS Industries, Inc. (the “Company”) entered into that certain Waiver and Amendment No. 5 (the “Amendment”) to the Credit Agreement dated March 17, 2011 (as amended, the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and as a lender, and Citizens Bank of Pennsylvania, as a lender. The Amendment, among other modifications, (i) decreases the Aggregate Committed Amount (as defined in the Credit Agreement) to $100,000,000 until January 31, 2019, and to $50,000,000 at all times thereafter; (ii) decreases the maximum allowable amount for Permitted Acquisitions (as defined in the Credit Agreement) from and after November 1, 2018 from $20,000,000 to $10,000,000 per year, and provides the Lenders with a consent right on all such acquisitions; (iii) provides for a maximum amount of Permitted Restricted Payments (as defined in the Credit Agreement) relating to the repurchase, redemption or retirement of the Company’s Capital Stock (as defined in the Credit Agreement) for the Company’s fiscal year ending March 31, 2019 of $4,373,000, includes an acknowledgment by the Company that the Company has exhausted the full amount of such Permitted Restricted Payments as of the date of the Amendment, and provides that the Company will not seek authorization for any further repurchases, redemptions or retirements of the Company’s Capital Stock; (iv) provides for the calculation of a Borrowing Base (as defined in the Amendment), which shall be based on the accounts receivable and inventory of the Company and its domestic subsidiaries; (v) decreases the Lenders’ committed amount for the Loans (as defined in the Credit Agreement) to reflect the lower of the Aggregate Committed Amount and the Borrowing Base; (vi) increases the marginal per annum interest rate applicable to each Loan from 0.95% to (1) for the period from November 1, 2018 until December 31, 2018, 2.00%, (2) for the period from January 1, 2019 until January 31, 2019, 3.00%, and (3) at all times after January 31, 2019, 3.50%; and (vii) with respect to the fiscal quarter ending December 31, 2018, provides for a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of 1.05 to 1.00, and with respect to each quarter thereafter, provides for a minimum Interest Coverage Ratio of 3.50 to 1.00. The Amendment also requires the Company to enter into a security agreement providing for a security interest in all property and assets of the Company and certain of its subsidiaries.

The Amendment also provides for a waiver by the Lenders of certain Events of Default (as defined in the Credit Agreement) that exist under the Credit Agreement as a result of (a) the Credit Parties’ failure to have, at the end of the fiscal quarter ended September 30, 2018, (1) the minimum Tangible Net Worth (as defined in the Credit Agreement) required under the Credit Agreement, and (2) the minimum Interest Coverage Ratio for the period of four fiscal quarters then ended as required under the Credit Agreement, and (b) the Credit Parties’ payment of Restricted Payments (as defined in the Credit Agreement) otherwise permitted under the Credit Agreement, but which were not permitted due to the existence of certain Events of Default.

The preceding description of the Amendment is qualified in its entirety by the provisions of the Amendment, which is filed herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 2, 2018, the Company entered into the Amendment described in Item 1.01 of this report. The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1
Waiver and Amendment No. 5 to Credit Agreement, dated as of November 2, 2018, among CSS Industries, Inc., as borrower, certain subsidiaries of CSS Industries, Inc., as guarantors, Wells Fargo Bank, National Association, as administrative agent and as a lender, and Citizens Bank of Pennsylvania, as a lender.

EXHIBIT INDEX

Exhibit No.	Description
99.1
Waiver and Amendment No. 5 to Credit Agreement, dated as of November 2, 2018, among CSS Industries, Inc., as borrower, certain subsidiaries of CSS Industries, Inc., as guarantors, Wells Fargo Bank, National Association, as administrative agent and as a lender, and Citizens Bank of Pennsylvania, as a lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	November 2, 2018	By:	/s/ Keith W. Pfeil
Keith W. Pfeil
Executive Vice President – Finance and Chief Financial Officer

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